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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements and related prospectuses of Internet Security Systems, Inc. listed below of our report dated January 21, 2003, with respect to the consolidated financial statements and schedule of Internet Security Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002:

         Registration Statement No. 333-54670 on Form S-8 (1995 Stock Incentive Plan (Amended and Restated as of May 24, 2000), 1999 Employee Stock Purchase Plan, 1999 International Stock Purchase Plan)

         Registration Statement No. 333-53279 on Form S-8 (Restated 1995 Stock Incentive Plan)

         Registration Statement No. 333-89563 on Form S-8 (Internet Security Systems Inc. 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 International Employee Stock Purchase Plan, Netrex, Inc. 1998 Stock Plan)

         Registration Statement No. 333-62658 on Form S-8 (1999 Network ICE Stock Option Plan, Internet Security Systems Inc. 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 International Employee Stock Purchase Plan, Netrex, Inc. 1998 Stock Plan)

         Registration Statement No. 333-100954 on Form S-8 (vCIS, Inc. 2001 Stock Plan, Internet Security Systems, Inc. Restated 1995 Stock Incentive Plan (as amended and restated as of May 29, 2002), Internet Security Systems, Inc. 1999 Employee Stock Purchase Plan, Internet Security Systems, Inc. 1999 International Stock Purchase Plan)


                                                      /s/ Ernst & Young LLP


Atlanta, Georgia
March 26, 2003